    As filed with the Securities and Exchange Commission on November 5, 1999
                                                 Registration No. 333-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        ADVANCED ENERGY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                          84-0846841
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization                         Identification Number)

                             1625 SHARP POINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 221-4670
               (Address, including zip code, and telephone number,
                 including area code, or registrant's principal
                               executive offices)

                                 RICHARD P. BECK
                        ADVANCED ENERGY INDUSTRIES, INC.
                             1625 SHARP POINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 221-4670

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

                                WITH COPIES TO:

          JAY L. MARGULIES                             BARRY L. DASTIN
         CARISSA C. W. COZE                            RUSS A. CASHDAN
      THELEN REID & PRIEST LLP           KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
 TWO EMBARCADERO CENTER, SUITE 2100         1999 AVENUE OF THE STARS, SUITE 1600
SAN FRANCISCO, CALIFORNIA  94111-3995          LOS ANGELES, CALIFORNIA  90067


                                  ------------

     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                  ------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ] Registration No. 333-87455

     If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                               CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                             PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE         OFFERING PRICE     PROPOSED MAXIMUM AGGREGATE           AMOUNT OF
          TO BE REGISTERED                REGISTERED             PER UNIT              OFFERING PRICE(1)            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
5 1/4% Convertible Subordinated
Notes due 2006.................          $20,000,000               100%                   $20,000,000                  $5,560
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value......................              (2)                    0                          0                         (3)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(2) Includes 403,796 shares of common stock initially issuable upon conversion of the convertible notes at the rate of 20.1898 shares of common stock per $1,000 principal amount of convertible notes. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall also include an indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the convertible notes by reason of adjustment of the conversion price in certain circumstances.

(3) Pursuant to Rule 457(i) under the Securities Act, there is no filing fee with respect to the shares of common stock issuable upon conversion of the convertible notes, because no additional consideration will be received in connection with the exercise of the conversion privilege.

-------------------------------------------------------------------------------

                           INCORPORATION BY REFERENCE

     This registration statement is being filed by Advanced Energy
Industries, Inc., a Delaware corporation (the "Company"), to register
$20 million principal amount of 5 1/4% convertible subordinated notes due
2006 ("Notes"), in accordance with Rule 462(b) under the Securities Act. The Company filed an earlier registration statement on Form S-3 (File No. 333-87455) relating to the offering by the Company of up to $115 million principal amount of Notes, which registration statement was declared effective on November 4, 1999. The contents of such earlier registration statement are incorporated by reference in this registration statement.

                                    EXHIBITS

Exhibit           Description
-------           -----------
5.1               Opinion of Thelen Reid & Priest LLP re Legality of the Notes

8.1               Opinion of Thelen Reid & Priest LLP re Tax Matters

23.1              Consents of Thelen Reid & Priest LLP (included in Exhibits 5.1 and 8.1)

23.2              Consent of Arthur Andersen LLP

23.3              Consent of KPMG LLP

24.1              Power of Attorney (previously filed as an exhibit to the Company's
                  Registration Statement on Form S-3 (File No. 333-87455))

----------------------

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on November 5, 1999.


                        Advanced Energy Industries, Inc.


                        By:   /s/ Richard P. Beck
                           -----------------------------------------------------
                        Name: Richard P. Beck
                             ---------------------------------------------------
                        Title: Senior Vice President and Chief Financial Officer
                              --------------------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                                                   *
                                                   ---------------------------
Date: November 5, 1999                             Douglas S. Schatz
                                                   President and Chief
                                                   Executive Officer and
                                                   Chairman of the Board
                                                   (Principal Executive Officer)


                                                   /s/ Richard P. Beck
                                                   ---------------------------
Date: November 5, 1999                             Richard P. Beck
                                                   Senior Vice President and
                                                   Chief Financial Officer and
                                                   Director
                                                   (Principal Financial and
                                                   Accounting Officer)


                                                   *
                                                   ---------------------------
Date: November 5, 1999                             G. Brent Backman
                                                   Director


                                                   *
                                                   ---------------------------
Date: November 5, 1999                             Hollis Caswell
                                                   Director

                                                   *
                                                   ---------------------------
Date: November 5, 1999                             Arthur A. Noeth
                                                   Director

                                                   *
                                                   ---------------------------
Date: November 5, 1999                             Elwood Spedden
                                                   Director


                                                   *
                                                   ---------------------------
Date: November 5, 1999                             Gerald Starek
                                                   Director


                                                   *
                                                   ---------------------------
Date: November 5, 1999                             Arthur Zafiropoulo
                                                   Director


* By: /s/ Richard P. Beck
     ---------------------------
      Richard P. Beck
      Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT  DESCRIPTION
-------  -----------
5.1      Opinion of Thelen Reid & Priest LLP re Legality of the Notes

8.1      Opinion of Thelen Reid & Priest LLP re Tax Matters

23.1     Consents of Thelen Reid & Priest LLP (included in Exhibits 5.1 and 8.1)

23.2     Consent of Arthur Andersen LLP

23.3     Consent of KPMG LLP

24.1     Power of Attorney (previously filed as an exhibit to the Company's
         Registration Statement on Form S-3 (File No. 333-87455))
